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                                                                  Exhibit 21.1



                                 NET2PHONE, INC.

                         SUBSIDIARIES OF THE REGISTRANT



                   Name                         State (or Jurisdiction) of
                                                       Organization
 ================================          =====================================
 Adir Technologies, Inc.                   Delaware

 Net2Phone Global - Servicos de            Madeira, Portugal
 Comunicacoes SA Portugal

 Net2Phone MEA                             Israel

 Net2Phone Japan KK                        Japan

 EMedia, Inc.                              New Jersey

 Net2Phone Email, Inc.                     New Jersey

 Aplio S.A.                                Republic of France

 Alia B.V.                                 Kingdom of Netherlands